Exhibit 3.35

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     “GEOTRAC OF AMERICA, INC.”, A FLORIDA CORPORATION, WITH AND INTO “GEOTRAC HOLDINGS, INC.” UNDER THE NAME OF “GEOTRAC, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE SECOND DAY OF JANUARY, A.D. 2002, AT 1 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3430379 8100M	AUTHENTICATION: 1541459

020000507	DATE: 01-04-02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/02/2002
020000507 — 3430379
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
GEOTRAC OF AMERICA, INC.
INTO
GEOTRAC HOLDINGS, INC.
*******
     Geotrac Holdings, Inc., a corporation organized and existing under the laws of Delaware, (the “Corporation”)
     DOES HEREBY CERTIFY:
     FIRST: That the Corporation was incorporated on the 28th day of August, 2001, pursuant to the General Corporation Law of the State of Delaware.
     SECOND: That the Corporation owns all of the outstanding shares of common stock of Geotrac of America, Inc., a corporation incorporated on the 16th day of June, 1988 pursuant to the Florida Business Corporation Act of the State of Florida (“Merged Corporation”),
     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by written consent of its member on the 28th day of December, 2001, determined to and did merge into itself said Geotrac of America, Inc.:
RESOLVED, that the Corporation merge, and it hereby does merge into itself, the Merged Corporation and assumes all of its obligations;
RESOLVED, that the merger shall become effective as of 1:00 p.m. eastern standard time of January 2, 2002;
RESOLVED, that the officers of the Corporation be and he or she is hereby authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Merged Corporation with and into the Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger, and
RESOLVED, that the Corporation change its corporate name by amending Article FIRST of the Certificate of Incorporation of the Corporation to read in its entirety as follows:
Article FIRST. The name of the corporation is Geotrac Inc.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the time that this merger filed with the Secretary of State becomes effective.
     IN WITNESS WHEREOF, said Geotrac Holdings, Inc. has caused this Certificate to be signed by Daniel J. White, its President, this 2nd day of January, 2002.

GEOTRAC HOLDINGS, INC.
By	/s/ Daniel J. White
Daniel J. White, President

State of Delaware
Office of the Secretary of State

PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GEOTRAC HOLDINGS, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF DECEMBER, A.D. 2001, AT 10 O'CLOCK A.M.

Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3430379 8100

010653518

AUTHENTICATION: 1516582

DATE: 12-19-01

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     Geotrac Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) originally incorporated on August 28, 2001,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:
RESOLVED, that ARTICLE FOURTH of the Corporation’s Certificate of Incorporation be, and it hereby is, amended and restated in its entirety to read as follows.
     FOURTH: The number of shares for all classes of stock which the Corporation is authorized to have outstanding is One Hundred Thousand (100,000), all of which shall be Common Shares, $.01 par value.
     SECOND: That in lieu of a meeting and vote of the holders of the Corporation’s capital stock entitled to vote on such amendments, the Stockholders of the Corporation have given unanimous written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said Geotrac Holdings, Inc. has caused this Certificate to be signed by Daniel J. White, its President, this 18 day of December, 2001.

GEOTRAC HOLDINGS, INC.
By:	/s/ Daniel J. White
Daniel J. White, President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 12/19/2001
010653518 — 3430379

State of Delaware

Office of the Secretary of State PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GEOTRAC HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2001, AT 1:31 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3430379 8100

010425217

AUTHENTICATION: 1317555

DATE: 08-28-01

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:31 PM 08/28/2001 010425217 — 3430379
CERTIFICATE OF INCORPORATION
OF
GEOTRAC HOLDINGS, INC.
     FIRST: The name of the Corporation is Geotrac Holdings, Inc.
     SECOND: The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The number of shares for all classes of stock which the Corporation is authorized to have outstanding is Three Thousand (3,000), all of which shall be Common Shares, $.01 par value.
     FIFTH: The name and mailing address of the Incorporator is as follows:

NAME	MAILING ADDRESS

ACFB Incorporated	200 Public Square Suite 2300 Cleveland, Ohio 44114
     SIXTH: The Corporation is to have perpetual existence.
     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
     To make, alter or repeal the bylaws of the Corporation.
     To authorize and cause to be executed mortgages and liens upon the real property of the Corporation.
     To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

     When and as authorized by the stockholders in accordance with this Certificate of Incorporation and applicable statutes, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration (which may consist, in whole or in part, of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations) as the Corporation’s Board of Directors shall deem appropriate and in the best interests of the Corporation.
     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
     NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.
     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     ELEVENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General

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Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
     TWELFTH: A. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent, authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subsection B of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final deposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
     B. If a claim under subsection A of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the

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claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor on actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     E. As used in this Article, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     F. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

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     THE UNDERSIGNED, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly have hereunto set its hand this 28th day of August, 2001.

ACFB INCORPORATED Incorporator
By:	/s/ Donna Fuller
Donna Fuller, Assistant Secretary

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